UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501
Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed in a Current Report on Form 8-K filed by Venu Holding Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 9, 2025, the Company entered into a binding letter of intent (the “LOI”) with Aramark Sports and Entertainment Services, LLC (together with its affiliates, “Aramark”). In the LOI the Company and Aramark agreed to proceed toward entering into definitive written agreements whereby Aramark is or will be the exclusive provider of certain food, beverage, catering, and concession services, retail services, and custodial, grounds, and facility maintenance services at the Company’s Ford Amphitheater in Colorado Springs, CO, the Sunset Amphitheater currently under construction in McKinney, TX, and the Sunset Amphitheater currently under construction in Tulsa, OK. In addition, Aramark committed to make a $10.125 million investment in the Company by purchasing shares of a new series of Company preferred stock, being Series B 4% Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”).

On June 16, 2025, the Company and Aramark closed on the definitive agreements contemplated by the LOI for the purchase and sale of the Series B Preferred Stock, and the Company filed a Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock (the “Certificate of Designation”) with the Colorado Secretary of State to create the Series B Preferred Stock. At the closing the Company issued to Aramark 675 shares of Series B Preferred Stock at a per share purchase price of $15,000 (being the “Stated Value” of each share of Series B Preferred Stock). The Certificate of Designation sets forth the rights, preferences, powers, and restrictions of the shares of Series B Preferred Stock, which are summarized below.

The shares of Series B Preferred Stock do not afford the holder voting rights other than as required by law, and each share of Series B Preferred Stock entitles the holder to receive an annual cumulative, non-compounding dividend at an annual rate of 4% of the Stated Value (being equal to $600 per share of Series B Preferred Stock), payable in either cash or shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock (the “Series B Dividends”). The Company may only pay Series B Dividends in the form of shares of the Common Stock if such shares of Common Stock are either the subject of an effective registration statement that registers the resale of such shares under the Securities Act of 1933, as amended (the “Securities Act”) or may be resold by the holder under Rule 144 promulgated under the Securities Act.

The Series B Dividends accrue, without interest and on a cumulative basis, during two semi-annual dividend periods beginning on the first day of each January and July, respectively. The Series B Dividends are payable semi-annually in arrears on January 15th and July 15th of each year. However, the first Series B Dividend began accruing on June 16, 2025, and is prorated on the basis of a 360-day year consisting of twelve 30-day months. Only holders of Series B Preferred Stock as of the first day of the month in which a dividend is due to be paid (or another date to be no more than 30 days nor less than 10 days prior to the date of the dividend payment, as determined by the Company’s board of directors or a duly authorized officer) are eligible to receive a Series B Dividend for the applicable period.

Shares of Series B Preferred Stock rank senior to the Common Stock, pari passu to the Company’s Series A 8.0% Cumulative Redeemable Convertible Preferred Stock, and not less than pari passu to other preferred stock, if any (unless approved by the holders of a majority of the then outstanding Series B Preferred Stock), as to the payment of dividends and as to distribution of assets upon a Liquidity Event (as defined in the Certificate of Designation). In the event the Company experiences a Liquidity Event and prior to any distribution of any of the assets or surplus funds of the Company to holders of Common Stock or any other series of preferred stock that is junior in priority to the Series B Preferred Stock, each holder of Series B Preferred Stock is entitled to receive an amount equal to the stated value of $15,000 per share of Series B Preferred Stock (which includes any accrued but unpaid dividends) up to the date of the Liquidity Event (the “Liquidation Preference”). Other than the Liquidation Preference, holders of Series B Preferred Stock will not receive any additional payments from the Company in connection with a Liquidity Event.

Each single share of Series B Preferred Stock is convertible into 1,000 shares of Common Stock (which is the equivalent of $15 per share), plus any accumulated and unpaid dividends, at the option of holders of the Series B Preferred Stock at any time and from time to time. The Company may elect to cause the shares of Series B Preferred Stock to be converted into shares of Common Stock if the last closing trade price for the Common Stock on the NYSE American LLC during twenty (20) trading days out of any thirty (30) consecutive trading day period has been at or above $20.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or similar events).

The Certificate of Designation limits the number of shares of Common Stock to be delivered to holders of Series B Preferred Stock, whether in connection with a conversion or otherwise. Specifically, the number of shares of Common Stock that may be acquired by a holder of the Series B Preferred Stock is limited such that following the issuance of Common Stock in relation to shares of Series B Preferred Stock, the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock then issuable) (the “Beneficial Ownership Limitation”). Holders may increase or decrease the Beneficial Ownership Limitation upon at least thirty (30) days’ prior notice to the Company; however, the Beneficial Ownership Limitation may never exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock in relation to the Series B Preferred Stock held by the holder.

Subject to certain conditions, each share of Series B Preferred Stock is redeemable at the option of the holder or the option of Company. Holders of Series B Preferred Stock may require the Company to redeem shares of the Series B Preferred Stock upon either (i) the Company failing to complete construction and open the amphitheaters intended for the hosting of concerts and events in the greater McKinney, Texas and Tulsa, Oklahoma metropolitan areas (the “Venues”) by August 14, 2027, or (ii) the reorganization, consolidation, merger or other transaction of the Company with or into any other corporation or corporations or other entities (other than a wholly-owned subsidiary of the Corporation) resulting in the Company’s shareholders immediately prior to such transaction or series of related transactions holding less than 50% of the voting power of the entity surviving or continuing (including the corporation or the entity owning all or substantially all of the assets of the Corporation) following such transaction or series of related transactions (but excluding any merger effected solely for the purposes of changing the domicile of the Corporation). The Company may redeem shares of the Series B Preferred Stock at any time after June 16, 2030. Any optional redemption will occur at the price of $15,000.00 per share of Series B Preferred Stock, plus accumulated accrued and unpaid dividends.

The Company is required to redeem the shares of Series B Preferred Stock at the price of $15,000.00 per share of Series B Preferred Stock, plus accumulated accrued and unpaid dividends, upon (i) the termination by the Company of a binding obligation, agreement or instrument by and between the Company and Aramark with respect to certain food, beverage, catering, and concession services, retail services, and custodial, grounds, and facility maintenance services provided by Aramark to the Company at the Venues and (ii) the failure by Aramark and the Company to enter into a successor agreement or arrangement for the continuation of services at or for the Venues.

At closing the parties also entered into a Registration Rights Agreement whereby the Company agreed to, as soon as practicable, prepare and file with the SEC a registration statement covering the resale of the shares of Common Stock that may from time to time be issued to the holder of the Series B Preferred Stock under the terms of the Certificate of Designation. The Company agreed to use its best efforts to have that registration statement declared effective by the SEC as soon as practicable.

The shares of Series B Preferred Stock were offered and sold pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act. The purchaser represented to the Company, among other things, that it is an accredited investor and acquired the shares for investment purposes and for its own account.

The above description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On May 28, 2025, the Company announced that it was set to be added to the broad-market Russell 3000® Index at the conclusion of the 2025 Russell U.S. Indexes annual reconstitution, effective after the close of the U.S. equity markets on Friday, June 27, 2025, according to the preliminary list of additions posted by FTSE Russell on May 23, 2025. The Company has since been advised that it will not be included in the Russell 3000® Index for June 2025. The Company was advised that this determination was solely the result of Russell being unable to confirm that the Company met the 5% free float threshold necessary for inclusion in the index. The Company meets the free float criteria and respectfully provided supporting documentation and data to evidence that it met the requisite threshold as of the determination date (and currently), however, the Company has been informed that due to its policies Russell is unable at this time to review or accept that supporting data and documentation. The Company believes it will be eligible for inclusion in the Russell Index in the upcoming annual inclusion in 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: June 17, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman